UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2019

Atreca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38935	27-3723255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Saginaw Drive Redwood City, California	94063
(Address of Principal Executive Offices)	(Zip Code)

(650) 595-2595

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Lawrence Steinman from the Board of Directors

On August 22, 2019, Lawrence Steinman provided Atreca, Inc. (the “Company”) with notice of his resignation from the Company’s Board of Directors (the “Board”), effective immediately.  Dr. Steinman’s decision to resign was not the result of any disagreement with the Company or management.

Appointment of Lindsey Rolfe to the Board of Directors

On August 22, 2019, the Board appointed Lindsey Rolfe as a member of the Board upon the recommendation of the Nominating and Corporate Governance Committee of the Board, effective as of August 22, 2019.  Dr. Rolfe will serve as a Class I director, the term of which class expires at the 2020 Annual Meeting of Stockholders. Concurrently with her appointment to the Board, Dr. Rolfe was also appointed to serve as a member of the Compensation Committee of the Board (the “Compensation Committee”).

Dr. Rolfe will be entitled to compensation under Atreca’s standard compensation arrangements for non-employee directors, as follows:

•                  an annual cash fee for service as a director of $35,000;

•                  an annual cash fee for service as a member of the Compensation Committee of $5,000;

•                  an initial stock option grant for 24,000 shares of the Company’s Class A common stock as of the date of appointment, with an exercise price per share equal to the fair market value of a share of the Company’s Class A common stock on the date of grant, which will vest annually over three years, subject to Dr. Rolfe’s continuous service with the Company on each vesting date; and

•                  on the date of each annual meeting of stockholders of the Company, an annual stock option grant for 12,000 shares of the Company’s Class A common stock, with an exercise price per share equal to the fair market value of a share on the date of grant, which will vest after one year, subject to Dr. Rolfe’s continuous service with the Company on each vesting date.

Dr. Rolfe will also enter into the Company’s standard form of indemnification agreement between the Company and its directors and executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atreca, Inc.

Dated: August 22, 2019	By:	/s/ Herbert Cross
Herbert Cross
Chief Financial Officer

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